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                                                                   Exhibit 12(b)

[__________], 2001

Greenwich Street California Municipal Fund Inc.
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to Smith Barney California Municipals Fund Inc., a Maryland corporation with its principal place of business at 125 Broad Street, New York, New York 10004 (the "Acquiring Fund"), in connection with the proposed acquisition by the Acquiring Fund of all of the assets and its assumption of all of the outstanding liabilities of Greenwich Street California Municipal Fund Inc., a Maryland corporation with its principal place of business at 125 Broad Street, New York, New York 10004 (the "Acquired Fund"), in exchange for shares of the corresponding classes of common stock of the Acquiring Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization, dated as of [__________], 2001, between and among the Acquiring Fund and the Acquired Fund (the "Plan"). This opinion is delivered pursuant to Section [6.3] of the Plan. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Plan.

We have examined the Acquiring Fund's Registration Statement on Form N-14 in the form in which it became effective (the "Registration Statement"), the Acquiring Fund's Articles of Incorporation, as amended, and Bylaws and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the Acquired Fund, enforceable against the Acquired Fund in accordance with its terms.

Based upon the foregoing, we are of the opinion that:

     (a) The Acquiring Fund has been duly formed and is a validly existing corporation under the laws of the State of Maryland;



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Greenwich Street California Municipal Fund Inc.
[_________], 2001
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     (b)  The Acquiring Fund has the corporate power to carry on its business as presently conducted in accordance with the description thereof in the Acquiring Fund's registration statement under the Investment Company Act of 1940, as amended;

     (c) The Plan has been duly authorized, executed and delivered by the Acquiring Fund, and constitutes a valid and legally binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (d) The execution and delivery of the Plan did not, and the exchange of the Acquired Fund's assets for Acquiring Fund Shares pursuant to the Plan will not, violate the Articles of Incorporation, as amended, or By-laws of the Acquiring Fund; and

     (e) To our knowledge, all regulatory consents, authorizations, approvals or filings required to be obtained or made by the Acquiring Fund under the Federal laws of the United States or the laws of the State of Maryland for the exchange of the Acquired Fund's assets for Acquiring Fund Shares pursuant to the Plan have been obtained or made.

For purposes of this opinion, references to the Registration Statement include and relate only to the text of such Registration Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.

In rendering the opinion expressed herein based upon the laws of the State of Maryland, we have relied solely upon the opinion of [Venable, Baetjer and Howard, LLP], special Maryland counsel to the Acquiring Fund.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein concerning, any law, other than the laws of the State of New York and the federal laws of the United States of America typically applicable to transactions of the type contemplated by the Plan. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with (i) any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including the State of Maryland) or (ii) any applicable anti-fraud statutes, rules, regulations or other similar laws of the United States of America.

This opinion is furnished by us as counsel to the Acquiring Fund, is solely for the benefit of the Acquired Fund and its Directors and its officers in connection with the above described acquisition of assets and may not be relied upon for any other purpose or by any other person.



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Greenwich Street California Municipal Fund Inc.
[__________], 2001
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Very truly yours,